UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 1997

EAGLE BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

000-20739
(Commission File Number)

Delaware
(State or other jurisdiction of
incorporation or organization)

37-1353957
(IRS Employer Identification No.)

301 Fairway Drive, Bloomington, IL 61701
(309) 663-6345
(Address, including zip code, and telephone number, including area code, of principal executive offices)

                             -PAGE 1-

Eagle BancGroup, Inc.

Item 4. Changes in Registrant's Certifying Accountant

At their regular monthly meeting on October 17, 1997, the Board of Directors of Eagle BancGroup, Inc. (the 'Company') accepted a proposal from McGladrey & Pullen, LLP ('McGladrey') to be the certifying accountant for the Company. McGladrey will audit the Company's financial statements beginning with the year ended December 31, 1997.

Ernst & Young LLP ('Ernst'), was dismissed as the Company's certifying accountant as a result of the decision by the Board of Directors. The engagement of McGladrey completed a formal review process conducted by the Company regarding audit and tax work.

The reports issued by Ernst on either the Company's December 31, 1995 or December 31, 1996 financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. As such, no further disclosure is necessary herein pursuant to Regulation S-K, Item 304 (a) (1) (ii).

During the fiscal years ended December 31, 1995 and December 31, 1996 and the subsequent interim period through October 17, 1997, there were no disagreements between Ernst and the Company regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would warrant disclosure herein under Regulation S-K, Item 304 (a) (1) (iv). In addition, no other events occurred during the fiscal years ended December 31, 1995 and December 31, 1996 and the subsequent interim period through October 17, 1997 that would warrant disclosure herein under Regulation S-K, Item 304 (a) (1) (v).

A letter from Ernst in reference to this report is included herein as
Exhibit 16.

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				SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      EAGLE BANCGROUP, INC

DATE: November 7, 1997                /s/ Donald L. Fernandes
                                      -----------------------
                       				           DONALD L. FERNANDES
				                                  President and Chief Executive Officer

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